Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Second Quarter Fiscal 2025
Results of Operations
Highlights
▪Fee revenue in Q2 FY'25 was $674.4 million, a year-over-year decrease of 4%, flat on a sequential quarter basis.
▪Completed our sixth consecutive quarter of improved profitability:
◦Operating income was $87.5 million and Adjusted EBITDA was $117.0 million.
◦Operating margin increased 980bps year-over-year to 13.0%. Adjusted EBITDA margin was 17.4%, a 340bps increase compared to the year-ago quarter.
▪Net income attributable to Korn Ferry was $60.8 million, while diluted and adjusted diluted earnings per share were $1.14 and $1.21 in Q2 FY'25, respectively.
▪The Company repurchased 456,250 shares of stock during the quarter for $32.6 million.
▪Declared a quarterly dividend of $0.37 per share on December 4, 2024, which is payable on January 15, 2025 to stockholders of record on December 20, 2024.
▪On November 1, 2024, Korn Ferry completed the acquisition of Trilogy, a leading provider of technology/digital interim talent across Europe and in the United States, which will be included in the Professional Search & Interim segment starting in Q3 FY'25.
Los Angeles, CA, December 5, 2024 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced second quarter fee revenue of $674.4 million. In addition, second quarter diluted earnings per share was $1.14 and adjusted diluted earnings per share was $1.21.
“I am pleased with our second quarter results, as we generated $674 million in fee revenue,” said Gary D. Burnison, CEO, Korn Ferry. “Earnings and profitability increased year over year and sequentially as we delivered $117 million of Adjusted EBITDA, at a 17.4% margin, which is our sixth consecutive quarter of profitability improvement.
“Overall, our execution has been solid,” added Burnison. “The durability and potential of our business were evident once again during the quarter with stability in our Talent Acquisition fee revenues and new business, Digital new business trends improving and steady performance in Consulting. We also continue to invest for the future, as evidenced by the launch of the Korn Ferry Talent Suite, which brings together our assessment, development, talent management, and total rewards solutions, allowing our clients to license our decades of expertise, proprietary insights and data-driven intelligence via a subscription-based model. Additionally, our recent Trilogy International investment expands our interim professional offerings to EMEA, which is a substantial addressable market opportunity.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$674.4	$704.0	$1,349.3	$1,403.2
Total revenue	$682.0	$712.4	$1,364.7	$1,418.7
Operating income	$87.5	$22.8	$163.5	$79.6
Operating margin	13.0%	3.2%	12.1%	5.7%
Net income (loss) attributable to Korn Ferry	$60.8	$(1.7)	$123.4	$44.9
Basic earnings (loss) per share	$1.16	$(0.04)	$2.34	$0.86
Diluted earnings (loss) per share	$1.14	$(0.04)	$2.30	$0.86

Adjusted Results (b):	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$117.0	$98.5	$228.2	$194.2
Adjusted EBITDA margin	17.4%	14.0%	16.9%	13.8%
Adjusted net income attributable to Korn Ferry	$64.7	$51.0	$127.8	$102.5
Adjusted basic earnings per share	$1.23	$0.98	$2.42	$1.97
Adjusted diluted earnings per share	$1.21	$0.97	$2.38	$1.96
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Integration/acquisition costs	$3.9	$5.0	$5.0	$9.2
Restructuring charges, net	$0.6	$63.5	$0.6	$63.9
Impairment of fixed assets	$—	$1.5	$—	$1.6
Impairment of right-of-use assets	$—	$—	$—	$1.6
The Company reported fee revenue in Q2 FY'25 of $674.4 million, a decrease of 4% compared to Q2 FY'24. The decrease in fee revenue was primarily due to lower fee revenues in Professional Search & Interim and Consulting driven by a decline in demand due to the current economic environment, partially offset by an increase in Executive Search fee revenue. The impact of foreign currency was not material in the current quarter.
Operating income was $87.5 million with an operating margin of 13.0%, in Q2 FY'25, compared to $22.8 million with an operating margin of 3.2% in the year-ago quarter, an increase in operating margin of 980bps. Net income attributable to Korn Ferry was $60.8 million in Q2 FY'25, compared to net loss attributable to Korn Ferry of $1.7 million in Q2 FY'24. Adjusted EBITDA was $117.0 million in Q2 FY'25 compared to $98.5 million in Q2 FY'24. Adjusted EBITDA margin was 17.4% in Q2 FY'25, an increase of 340bps compared to the year-ago quarter.
Operating income, operating margin, and net income attributable to Korn Ferry increased as a result of decreases in restructuring charges, net, integration/acquisition costs, disciplined cost management, and lower cost of services expense compared to the year-ago quarter. These decreases in expenses were partially offset by the decrease in fee revenue discussed above.
Adjusted EBITDA and margin increased due to the same factors above excluding restructuring charges, net and integration/acquisition costs.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$166.8	$177.8	$334.6	$345.9
Total revenue	$169.4	$181.0	$340.2	$351.7

Ending number of consultants and execution staff (b)	1,646	1,780	1,646	1,780
Hours worked in thousands (c)	398	431	793	858
Average bill rate (d)	$419	$413	$422	$403

Adjusted Results (e):	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$29.1	$28.9	$58.4	$54.1
Adjusted EBITDA margin	17.5%	16.3%	17.5%	15.6%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$0.4	$17.6	$0.4	$17.8
Impairment of right-of-use assets	$—	$—	$—	$0.6
Fee revenue was $166.8 million in Q2 FY'25 compared to $177.8 million in Q2 FY'24, a decrease of $11.0 million or 6%, and was essentially flat on a sequential quarter. The year-over-year decrease in Consulting fee revenue was primarily driven by a decline in our organizational strategy and leadership and professional development offerings.
Adjusted EBITDA was $29.1 million in Q2 FY'25 compared to $28.9 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 120bps to 17.5%. These increases resulted primarily from higher average bill rates with greater consultant and execution staff productivity and disciplined cost management.

Selected Digital Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$92.9	$97.1	$181.1	$185.1
Total revenue	$93.0	$97.2	$181.2	$185.2

Ending number of consultants	260	284	260	284
Subscription & License fee revenue	$34.6	$32.4	$68.7	$64.9

Adjusted Results (b):	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$29.2	$29.0	$55.8	$53.3
Adjusted EBITDA margin	31.4%	29.9%	30.8%	28.8%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$8.9	$—	$8.9
Impairment of fixed assets	$—	$1.5	$—	$1.5
Fee revenue was $92.9 million in Q2 FY'25 compared to $97.1 million in Q2 FY'24, a decrease of $4.2 million or 4%, up 5% on a sequential quarter basis. The year-over-year decrease in fee revenue was primarily driven by a decrease in demand in our leadership and professional development offerings.

Adjusted EBITDA was $29.2 million in Q2 FY'25 compared to $29.0 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 150bps to 31.4%. The increase in Adjusted EBITDA margin was mainly due to improved consultant productivity and disciplined cost management.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$206.0	$203.0	$414.6	$408.2
Total revenue	$208.0	$204.8	$418.3	$412.4

Ending number of consultants	555	586	555	586
Average number of consultants	557	599	549	594
Engagements billed	3,566	3,488	5,474	5,555
New engagements (c)	1,567	1,531	3,123	3,080

Adjusted Results (d):	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$51.4	$39.7	$100.8	$82.2
Adjusted EBITDA margin	24.9%	19.6%	24.3%	20.1%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$0.2	$25.7	$0.2	$25.9
Impairment of right-of-use assets	$—	$—	$—	$0.9
Impairment of fixed assets	$—	$—	$—	$0.1
Fee revenue was $206.0 million in Q2 FY'25, an increase of $3.0 million or 1% compared to the year-ago quarter and essentially flat on a sequential quarter. The year-over-year increase in fee revenue was primarily driven by an increase in the number of engagements billed.
Adjusted EBITDA was $51.4 million in Q2 FY'25 compared to $39.7 million in the year-ago quarter. Adjusted EBITDA margin increased by 530bps to 24.9% in Q2 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher consultant productivity and disciplined cost management.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$121.1	$138.4	$242.8	$280.6
Total revenue	$122.0	$139.5	$244.7	$282.5

Permanent Placement:
Fee revenue	$52.8	$56.5	$105.0	$114.8
Engagements billed	1,740	2,018	2,844	3,455
New engagements (b)	947	1,184	1,919	2,419
Ending number of consultants	292	383	292	383
Interim:
Fee revenue	$68.3	$81.9	$137.8	$165.8
Average bill rate (c)	$140	$126	$137	$124
Average weekly billable consultants (d)	980	1,336	1,024	1,387

Adjusted Results (e):	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$27.2	$25.6	$52.9	$50.0
Adjusted EBITDA margin	22.5%	18.5%	21.8%	17.8%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents new engagements opened in the respective period.
(c)Fee revenue from interim divided by the number of hours worked by consultants.
(d)The number of billable consultants based on a weekly average in the respective period.
(e)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Integration/acquisition costs	$1.4	$4.9	$2.5	$8.9
Restructuring charges, net	$—	$3.8	$—	$3.8
Fee revenue was $121.1 million in Q2 FY'25, a decrease of $17.3 million or 13% compared to the year-ago quarter and essentially flat on a sequential quarter basis. The year-over-year decrease is primarily due to lower demand in the current economic environment.
Adjusted EBITDA was $27.2 million in Q2 FY'25 compared to $25.6 million in the year-ago quarter. Adjusted EBITDA margin increased year-over-year by 400bps to 22.5%. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to a higher average bill rate in Interim, increased consultant productivity in Permanent Placement and disciplined cost management.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$87.6	$87.7	$176.1	$183.4
Total revenue	$89.6	$90.1	$180.3	$186.9

Remaining revenue under contract (b)	$659.2	$680.5	$659.2	$680.5
RPO new business (c)	$101.1	$140.9	$204.7	$189.1

Adjusted Results (d):	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$12.9	$8.9	$25.4	$19.3
Adjusted EBITDA margin	14.7%	10.1%	14.4%	10.5%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$7.2	$—	$7.2
Impairment of right-of-use assets	$—	$—	$—	$0.1
Fee revenue was $87.6 million in Q2 FY'25, essentially flat compared to the year-ago quarter and sequential quarter.
Adjusted EBITDA was $12.9 million in Q2 FY'25 compared to $8.9 million in the year-ago quarter. Adjusted EBITDA margin increased 460bps to 14.7% in Q2 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from greater execution staff productivity and disciplined cost management.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q3 FY’25 fee revenue is expected to be in the range of $635 million and $665 million; and
▪Q3 FY’25 diluted earnings per share is expected to range between $1.02 to $1.16.
On a consolidated adjusted basis:
▪Q3 FY’25 adjusted diluted earnings per share is expected to be in the range from $1.06 to $1.18.

	Q3 FY’25 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.02	$1.16
Integration/acquisition costs	0.05	0.03
Tax rate impact	(0.01)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.06	$1.18
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for and relevance of our products and services, expected results of our business diversification strategy, expected benefits of the acquisition of Trilogy, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, interest rates, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets primarily due to software impairment charge in our Digital segment, 3) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices and 4) restructuring charges, net to align workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic and geopolitical uncertainty. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023

	(unaudited)
Fee revenue	$674,365	$704,003	$1,349,311	$1,403,192
Reimbursed out-of-pocket engagement expenses	7,595	8,444	15,410	15,517
Total revenue	681,960	712,447	1,364,721	1,418,709

Compensation and benefits	437,427	453,859	889,202	933,740
General and administrative expenses	64,541	65,737	124,540	131,654
Reimbursed expenses	7,595	8,444	15,410	15,517
Cost of services	64,657	78,512	132,201	155,702
Depreciation and amortization	19,688	19,554	39,266	38,566
Restructuring charges, net	576	63,525	576	63,946
Total operating expenses	594,484	689,631	1,201,195	1,339,125

Operating income	87,476	22,816	163,526	79,584
Other income (loss), net	5,391	(13,835)	19,896	(258)
Interest expense, net	(5,626)	(6,596)	(9,571)	(11,336)
Income before provision for income taxes	87,241	2,385	173,851	67,990
Income tax provision	24,898	2,341	47,252	20,761
Net income	62,343	44	126,599	47,229
Net income attributable to noncontrolling interest	(1,543)	(1,755)	(3,195)	(2,335)
Net income (loss) attributable to Korn Ferry	$60,800	$(1,711)	$123,404	$44,894

Earnings (loss) per common share attributable to Korn Ferry:
Basic	$1.16	$(0.04)	$2.34	$0.86
Diluted	$1.14	$(0.04)	$2.30	$0.86

Weighted-average common shares outstanding:
Basic	51,957	51,328	51,953	51,131
Diluted	52,750	51,328	52,864	51,401

Cash dividends declared per share:	$0.37	$0.18	$0.74	$0.36

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended October 31,			Six Months Ended October 31,
	2024	2023	% Change	2024	2023	% Change
Fee revenue:
Consulting	$166,771	$177,795	(6.2%)	$334,641	$345,883	(3.3%)
Digital	92,893	97,092	(4.3%)	181,073	185,078	(2.2%)
Executive Search:
North America	129,891	132,512	(2.0%)	264,643	260,010	1.8%
EMEA	46,788	43,098	8.6%	92,769	89,874	3.2%
Asia Pacific	21,464	19,304	11.2%	42,043	43,843	(4.1%)
Latin America	7,856	8,079	(2.8%)	15,179	14,500	4.7%
Total Executive Search (a)	205,999	202,993	1.5%	414,634	408,227	1.6%
Professional Search & Interim	121,107	138,384	(12.5%)	242,848	280,563	(13.4%)
RPO	87,595	87,739	(0.2%)	176,115	183,441	(4.0%)
Total fee revenue	674,365	704,003	(4.2%)	1,349,311	1,403,192	(3.8%)
Reimbursed out-of-pocket engagement expenses	7,595	8,444	(10.1%)	15,410	15,517	(0.7%)
Total revenue	$681,960	$712,447	(4.3%)	$1,364,721	$1,418,709	(3.8%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31, 2024	April 30, 2024 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$694,850	$941,005
Marketable securities	40,658	42,742
Receivables due from clients, net of allowance for doubtful accounts of $43,862 and $44,192 at October 31, 2024 and April 30, 2024, respectively	579,696	541,014
Income taxes and other receivables	55,033	40,696
Unearned compensation	64,265	59,247
Prepaid expenses and other assets	47,945	49,456
Total current assets	1,482,447	1,674,160

Marketable securities, non-current	231,956	211,681
Property and equipment, net	160,805	161,849
Operating lease right-of-use assets, net	162,441	160,464
Cash surrender value of company-owned life insurance policies, net of loans	236,928	218,977
Deferred income taxes	122,344	133,564
Goodwill	908,662	908,376
Intangible assets, net	76,504	88,833
Unearned compensation, non-current	122,263	99,913
Investments and other assets	22,303	21,052
Total assets	$3,526,653	$3,678,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$44,051	$50,112
Income taxes payable	14,652	24,076
Compensation and benefits payable	346,434	525,466
Operating lease liability, current	38,526	36,073
Other accrued liabilities	274,120	298,792
Total current liabilities	717,783	934,519

Deferred compensation and other retirement plans	458,089	440,396
Operating lease liability, non-current	142,415	143,507
Long-term debt	397,336	396,946
Deferred tax liabilities	5,542	4,540
Other liabilities	22,623	21,636
Total liabilities	1,743,788	1,941,544

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 78,232 and 77,460 shares issued and 51,748 and 51,983 shares outstanding at October 31, 2024 and April 30, 2024, respectively	368,260	414,885
Retained earnings	1,509,986	1,425,844
Accumulated other comprehensive loss, net	(100,501)	(107,671)
Total Korn Ferry stockholders' equity	1,777,745	1,733,058
Noncontrolling interest	5,120	4,267
Total stockholders' equity	1,782,865	1,737,325
Total liabilities and stockholders' equity	$3,526,653	$3,678,869
(1)Information is derived from audited financial statements included in Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023

Net income (loss) attributable to Korn Ferry	$60,800	$(1,711)	$123,404	$44,894
Net income attributable to non-controlling interest	1,543	1,755	3,195	2,335
Net income	62,343	44	126,599	47,229
Income tax provision	24,898	2,341	47,252	20,761
Income before provision for income taxes	87,241	2,385	173,851	67,990
Other (income) loss, net	(5,391)	13,835	(19,896)	258
Interest expense, net	5,626	6,596	9,571	11,336
Operating income	87,476	22,816	163,526	79,584
Depreciation and amortization	19,688	19,554	39,266	38,566
Other income (loss), net	5,391	(13,835)	19,896	(258)
Integration/acquisition costs (1)	3,896	5,030	4,972	9,158
Impairment of fixed assets (2)	—	1,452	—	1,575
Impairment of right-of-use assets (3)	—	—	—	1,629
Restructuring charges, net (4)	576	63,525	576	63,946
Adjusted EBITDA	$117,027	$98,542	$228,236	$194,200

Operating margin	13.0%	3.2%	12.1%	5.7%
Depreciation and amortization	2.9%	2.8%	2.9%	2.7%
Other income (loss), net	0.8%	(1.9%)	1.5%	0.0%
Integration/acquisition costs (1)	0.6%	0.7%	0.4%	0.7%
Impairment of fixed assets (2)	—%	0.2%	—%	0.1%
Impairment of right-of-use assets (3)	—%	—%	—%	0.1%
Restructuring charges, net (4)	0.1%	9.0%	0.0%	4.5%
Adjusted EBITDA margin	17.4%	14.0%	16.9%	13.8%

Net income (loss) attributable to Korn Ferry	$60,800	$(1,711)	$123,404	$44,894
Integration/acquisition costs (1)	3,896	5,030	4,972	9,158
Impairment of fixed assets (2)	—	1,452	—	1,575
Impairment of right-of-use assets (3)	—	—	—	1,629
Restructuring charges, net (4)	576	63,525	576	63,946
Tax effect on the adjusted items (5)	(585)	(17,252)	(1,145)	(18,671)
Adjusted net income attributable to Korn Ferry	$64,687	$51,044	$127,807	$102,531

Basic earnings (loss) per common share	$1.16	$(0.04)	$2.34	$0.86
Integration/acquisition costs (1)	0.07	0.10	0.09	0.18
Impairment of fixed assets (2)	—	0.03	—	0.03
Impairment of right-of-use assets (3)	—	—	—	0.03
Restructuring charges, net (4)	0.01	1.24	0.01	1.24
Tax effect on the adjusted items (5)	(0.01)	(0.35)	(0.02)	(0.37)
Adjusted basic earnings per share	$1.23	$0.98	$2.42	$1.97

Diluted earnings (loss) per common share	$1.14	$(0.04)	$2.30	$0.86
Integration/acquisition costs (1)	0.07	0.10	0.09	0.18
Impairment of fixed assets (2)	—	0.03	—	0.03
Impairment of right-of-use assets (3)	—	—	—	0.03
Restructuring charges, net (4)	0.01	1.23	0.01	1.23
Tax effect on the adjusted items (5)	(0.01)	(0.35)	(0.02)	(0.37)
Adjusted diluted earnings per share	$1.21	$0.97	$2.38	$1.96

Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, and restructuring charges, net.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended October 31,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$166,771	$169,384	$29,106	17.5%	$177,795	$180,953	$28,928	16.3%
Digital	92,893	93,038	29,188	31.4%	97,092	97,157	28,983	29.9%
Executive Search:
North America	129,891	131,419	36,907	28.4%	132,512	133,933	29,436	22.2%
EMEA	46,788	47,132	7,487	16.0%	43,098	43,315	5,619	13.0%
Asia Pacific	21,464	21,540	4,432	20.6%	19,304	19,460	3,875	20.1%
Latin America	7,856	7,859	2,552	32.5%	8,079	8,085	805	10.0%
Total Executive Search	205,999	207,950	51,378	24.9%	202,993	204,793	39,735	19.6%
Professional Search & Interim	121,107	121,988	27,203	22.5%	138,384	139,455	25,622	18.5%
RPO	87,595	89,600	12,899	14.7%	87,739	90,089	8,855	10.1%
Corporate	—	—	(32,747)		—	—	(33,581)
Consolidated	$674,365	$681,960	$117,027	17.4%	$704,003	$712,447	$98,542	14.0%

	Six Months Ended October 31,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$334,641	$340,151	$58,400	17.5%	$345,883	$351,746	$54,108	15.6%
Digital	181,073	181,249	55,811	30.8%	185,078	185,169	53,308	28.8%
Executive Search:
North America	264,643	267,506	72,005	27.2%	260,010	263,346	58,192	22.4%
EMEA	92,769	93,408	14,752	15.9%	89,874	90,450	11,257	12.5%
Asia Pacific	42,043	42,244	8,650	20.6%	43,843	44,070	10,190	23.2%
Latin America	15,179	15,185	5,350	35.2%	14,500	14,507	2,546	17.6%
Total Executive Search	414,634	418,343	100,757	24.3%	408,227	412,373	82,185	20.1%
Professional Search & Interim	242,848	244,718	52,909	21.8%	280,563	282,524	49,951	17.8%
RPO	176,115	180,260	25,393	14.4%	183,441	186,897	19,326	10.5%
Corporate	—	—	(65,034)		—	—	(64,678)
Consolidated	$1,349,311	$1,364,721	$228,236	16.9%	$1,403,192	$1,418,709	$194,200	13.8%